As filed with the Securities and Exchange Commission on November 14, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EconoShare, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	13-4303398
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1510 51 St.
Brooklyn, New York	11219
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-137631
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement on Form SB-2 at pages 39-41 (File No. 333-137631).  This information is incorporated herein by reference.

Item 2.         Index to Exhibits.

*3.1	Articles of Incorporation
*3.3	By Laws
**4.1	Specimen Common Share Certificate
*5.1	Legal Opinion and Consent of Attorney
*10.1	Contract- Website Development
*10.2	Officer's Loan Agreement
*99.1	Form of Subscription
*99.2	Form of Warrants
*99	Code of Ethics

*                   Incorporated by reference from Registration Statement on SB-2 (File No. 333-137631) which was filed with the Securities and Exchange Commission on September 28, 2006.
* * Exhibit Attached.

**Exhibit 4.1: Specimen Common Share Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EconoShare Inc.

Date: November 14, 2006	By:	/s/ Hyman Schwartz

President, Chief Executive, & Accounting Officer